UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 20, 2011
Rockville Financial New, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	001-35028	27-3577029

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.

25 Park Street, Rockville, CT	06066

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (860) 291-3600
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-10.1

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On January 20, 2011, the Registrant’s Human Resources Committee approved two matters regarding the Registrant’s President and Chief Executive Officer, William J. McGurk. Mr. McGurk is scheduled to retire on April 26, 2011.
(1)	Mr. McGurk’s salary, which had not been increased since 2008, was increased to $481,000 from $432,772. The Committee considered the advice of its independent compensation consultant, Pearl Meyer & Partners, in approving the increase.

(2)	Mr. McGurk will receive a special cash bonus of $140,000, which will be in addition to any formula incentive bonus Mr. McGurk may be paid based on 2010 performance in accordance with the Registrant’s Officer Incentive Plan. The special cash bonus was awarded to Mr. McGurk in recognition of his singular leadership over 31 years as President and CEO of Rockville Bank. The Committee in awarding the bonus paid particular attention to the outstanding financial performance and strong asset quality of the Bank. Additionally, the committee noted Mr. McGurk’s efforts in working with Bank management and the Board of Directors with the transition and integration of his successor in the position of President and CEO.
     On January 26, 2011, Rockville Bank also entered into an Advisory Agreement with Mr. McGurk to retain him in an advisory capacity for the two-year period following his retirement, with the title of Vice Chairman-Public Affairs. The Advisory Agreement, which is attached hereto as Exhibit 10.1, provides, among other things, that Mr. McGurk’s services will focus on market outreach and provide business development, industry and community public relations and occasional ombudsmen efforts. Mr. McGurk’s duties are to be coordinated with his successor as President and Chief Executive Officer, William H. W. “Bill” Crawford IV, and may include preparation and delivery of marketing messages, serving as a spokesman on selected occasions and appearing at events on behalf of Rockville Bank. Mr. McGurk’s advisory services will be in addition to his service as a member of the Registrant’s and Rockville Bank’s Boards of Directors. Mr. McGurk will be compensated for such advisory services at an annual rate of $96,000 plus expenses.
ITEM 9.01 Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits

Number	Description
10.1	Advisory Agreement entered into January 26, 2011 by and between Rockville Bank and William J. McGurk.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKVILLE FINANCIAL NEW, INC. Registrant
Dated: January 26, 2011	By:	/s/ John T. Lund
John T. Lund
Senior Vice President/ Chief Financial Officer

Exhibit Index

Number	Description
10.1	Advisory Agreement entered into January 26, 2011 by and between Rockville Bank and William J. McGurk.